SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2003

INTEGRITY FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

North Carolina	0-26551	56-2137427
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

39 Second Street, NW, Hickory, NC 28601

(Address of principal executive offices)

Registrant’s telephone number, including area code (888) 894-2483

UNITED COMMUNITY BANCORP

(Former name or address, if changed since last report.)

Item 9-1. Regulation FD Disclosure

The following information is being furnished under Item 12 – Results of Operations and Financial condition: On July 23, 2003, Integrity Financial Corporation issued a press release announcing its financial results for the second quarter ended June 30, 2003 (the “Earnings Press Release”). The Earnings Press Release is attached as Exhibit 99 to this Current Report and is incorporated into this Item 12 by reference.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Integrity Financial Corporation goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current beliefs and expectations of Integrity Financial Corporation management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Integrity Financial Corporation’s control).

HICKORY, NC – Integrity Financial Corporation, a financial services holding company for Catawba Valley Bank (Hickory, NC), First Gaston Bank (Gastonia, NC) and Northwestern Bank (a division of Catawba Valley Bank), reported earnings of $1.3 million during the second quarter of 2003. The former name of the holding company for Catawba Valley Bank and First Gaston Bank was United Community Bancorp, which changed its name to Integrity Financial Corporation in April of this year.

For the first six months of 2003, earnings are at $2.5 million. That’s a 46 percent increase over the $1.8 million earned during the first two quarters of last year, which do not include earnings from Northwestern Bank. Catawba Valley Bank purchased Northwestern Bank on December 31, 2002.

Integrity Financial oversees 15 branches over six counties. Two additional Catawba Valley Bank branches will open in September in Iredell County – one in Mooresville and one in Statesville. Iredell County is one county east of Catawba County, following mapped expansion in contiguous markets.

As of June 30, 2003, Integrity showed total assets of $591.6 million. Other key areas of growth included total loans of $442.7 million (June 30, 2003) and total deposits of $473 million (June 30, 2003).

Net income per share was $0.32 for the second quarter of this year, and $0.61 for the first six months of this year.

“We are delighted to know that we are exceeding budget expectations for the halfway point of the year,” Integrity president Steve Aaron said. “We have accomplished this while battling the continued erosion of net interest margins. Additionally, we purchased a landmark building in downtown Hickory to house the officers of the holding company, as well as other departments such as accounting, operations, marketing, and human resources. We are moving close toward the August date of bringing all our data processing in-house, which will provide significant savings in years to come. Despite all the activity, we still have presented strong profits and good performance of our stock.

“We fully expect the third quarter to be relatively flat due to the recent cut in rates which immediately impact our margins, and we are unsure of additional cuts,” Aaron added. “We have made adjustments in preparation for those changes, and our proactive approach continues to make us a model bank in many ways.”

The banks continue to show heavy activity in mortgages and in non-interest income, two areas that enhance earnings. Also, economies of scale following the acquisition of Northwestern Bank further improve operating efficiencies.

“Our performance is the envy of many banks,” Aaron said. “It’s testament of our mission of well serving our communities.”

Catawba Valley Bank has four offices in Catawba County, with two near completion in Iredell County. First Gaston Bank has five offices in Gaston County. Northwestern Bank has six offices in Wilkes, Alexander, Watauga and Ashe Counties.

For more information about these banks, Integrity stock or related items, call the stockholder relations office toll-free at 888-894-2483. The stock prices are listed on NASDAQ under the symbol IFCB.

July 23, 2003

Item 9-2 Regulation FD Disclosure

The following information is being furnished under Item 12 – Results of Operations and Financial condition: On July 23, 2003, Integrity Financial Corporation issued a press release announcing its financial results for the second quarter ended June 30, 2003 (the “Earnings Press Release”). The Earnings Press Release is attached as Exhibit 99 to this Current Report and is incorporated into this Item 12 by reference.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Integrity Financial Corporation goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current beliefs and expectations of Integrity Financial Corporation management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Integrity Financial Corporation’s control).

Hickory, North Carolina. Integrity Financial Corporation, a financial services holding company doing business under the bank names of Catawba Valley Bank, Hickory, North Carolina and First Gaston Bank, Gastonia, North Carolina announced second quarter earnings of $1,338,651 or $0.32 per share. This compares to $915,699 or $0.33 per share for the comparable period in 2002, a 46 percent increase.

For the six months ending June 30, 2003, the holding Company’s earnings were $2,532,019 or $0.61 per share compared to the six month earnings from the comparable period in 2002 of $1,752,561 or $0.63 per share a 44 percent increase.

The increase in earnings in 2003 reflects the acquisition of Community Bancshares, Inc. in Wilkesboro, North Carolina at December 31, 2002 in addition to an increase in noninterest income. The Company’s assets increased from $570.5 million as of March 31, 2003 to $591.6 million as of June 30, 2003, an increase of $21.1 million.

The Company expects third quarter earnings to be relatively flat due to the most recent Federal Reserve rate cut.

Questions about this release can be directed to G. Marvin Lowder at (828) 315-6200 or Susan Mikels at (828) 315-6202.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANCORP

By: /s/R. Steve Aaron

R. Steve Aaron

President and Chief Executive Officer

Dated: July 23, 2003

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99-1	Press Release dated July 23, 2003
99-2	Press Release dated July 23, 2003